Exhibit F-1

                                                July 26, 2005




Securities and Exchange Commission
Office of Public Utility Regulation
450 Fifth Street, N.W.
Washington, D.C.  20549

              RE: Application/Declaration of Allegheny Energy, Inc., et al. in File No. 70-10278
                   --------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Allegheny Energy, Inc., a Maryland corporation ("Allegheny"), West Penn Power Company, a Pennsylvania corporation ("West Penn"), West Penn Funding Corporation, a Delaware corporation ("WP Funding"), West Penn Funding LLC, a Delaware limited liability company ("WPF LLC"), and Allegheny Energy Service Corporation, a Maryland corporation ("AESC" and, collectively, the "Applicants")1 in connection with the Application/Declaration on Form U-1 (File No. 70-10278) filed by the Applicants on January 14, 2005, as amended from time to time, including on the date hereof (the "Application"), under the Public Utility Holding Company Act of 1935, as amended (the "Act"). As described in more detail in the Application, the Applicants request an order of the Securities and Exchange Commission (the "Commission") authorizing certain transactions through December 31, 2010, as more fully described in the Application (the "Proposed Transactions").

         In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

         (a) the Application;

         (b) the certificate of incorporation of WP Funding and the Certificates of Formation and the Amended and Restated Limited Liability Company Agreement of WPF LLC, each as certified by the Secretary of State of the State of Delaware;


________________________

1 WP Funding and WPF LLC are referred to herein as the "Delaware Applicants." In addition, the Application relates to direct and indirect subsidiaries of West Penn that may be formed or acquired after the date of the Application (the "Future Applicants").

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Securities and Exchange Commission
July 26, 2005
Page 2


         (c) certificates from the Secretary of State of the State of Delaware as to, among other things, the good standing of the Delaware Applicants (the "Delaware Certificates");

         (d) the form of the Transfer Agreement, as defined in the Application and attached thereto at Exhibit B-1;

         (e) the form of the Sale Agreement, as defined in the Application and attached thereto at Exhibit B-2;

         (f) the form of the Servicing Agreement, as defined in the Application and attached thereto at Exhibit B-3; and

         (g) the form of the Service Agreement, as defined in the Application and attached thereto at Exhibit B-4.

         We have assumed that the Applicants and Future Applicants, other than the Delaware Applicants, have been or will be duly organized and are or will be validly existing in good standing under the laws of their respective jurisdictions, and that the Applicants and Future Applicants have complied and will comply with all aspects of applicable laws of their respective jurisdictions in connection with the Proposed Transactions. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements or representations of officers and other representatives of the Applicants and others and of public officials.

         We do not express any opinion as to any laws other than the General Corporation Law and the Limited Liability Company Act of the State of Delaware and the laws of the State of New York (other than securities and other anti-fraud laws) that are normally applicable to any of the Proposed Transactions and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect. With respect to opinions numbered (1), the second sentence of (2)(i), (2)(ii), (2)(iii), (3) and (4) set forth below, it should be noted that we have not reviewed or considered any documents, laws,


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Securities and Exchange Commission
July 26, 2005
Page 3


rules, regulations or judicial decisions, nor have we made any legal judgment with respect thereto, as would typically be the case in rendering a legal opinion. Rather, such matters with respect to such numbered opinions are the subject of the list of assumptions set forth herein. Such is the case because no specific terms of any Proposed Transactions or proposed documentation, other than Exhibits B-1, B-2, B-3 and B-4 attached to the Application, has been presented to us for our consideration and, thus, it is not possible to form a legal conclusion with respect thereto. Moreover, we are not representing the Applicants or Future Applicants in connection with the preparation of such documentation and we have not been asked to represent them in connection with the consummation of the Proposed Transactions.

         Based on the foregoing and subject to the limitations, qualifications, exceptions, and assumptions set forth below, we are of the opinion that:

         1. The state laws applicable to the Proposed Transactions will have been complied with.

         2. (i) Each of the Delaware Applicants is validly existing as an entity in good standing under the laws of the State of Delaware. Any Future Applicant organized under the laws of the State of Delaware or State of New York will be validly existing as an entity in good standing under the laws of the jurisdiction in which it will be domiciled.

            (ii) Any stock issued in connection with the Proposed Transactions by the Delaware Applicants or a Future Applicant organized under the laws of the State of Delaware or State of New York will be validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the charter or other document defining such rights and privileges.

            (iii) Any debt security issued or guaranteed by one of the Applicants or Future Applicants in connection with the Proposed Transactions will be a valid and binding obligation of the issuer or guarantor, as the case may be, in accordance with its terms.

         3. Any securities or assets acquired by the Applicants or Future Applicants in connection with the Proposed Transactions will be acquired legally.

         4. The consummation of the Proposed Transactions will not violate the legal rights of the holders of any securities issued by the Applicants or Future Applicants, or any of their respective subsidiaries and associate companies.

         The opinions set forth above are subject to the following additional qualifications, assumptions and limitations:


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Securities and Exchange Commission
July 26, 2005
Page 4


         (a) the Proposed Transactions shall have been duly authorized and approved by the boards of directors, members, partners, trustees, any security holders or managers or other governing bodies of the Applicants and Future Applicants, as required, and the appropriate approvals shall be given and shall remain in effect at the closing thereof;

         (b) the Applicants and Future Applicants shall have obtained all approvals, amendments, consents, waivers and releases, if any, required for the Proposed Transactions, including under all applicable governing corporate or other organizational documents, contracts, agreements, debt instruments, indentures, leases, franchises, licenses and permits;

         (c) appropriate corporate, partnership, limited liability company, association or trust actions shall have been taken by both the issuer and acquirer of any securities or the seller and acquirer of any assets issued, sold, transferred, disposed of or acquired in any of the Proposed Transactions, and the documents with respect thereto shall have been duly authorized, executed and delivered by the parties thereto with all appropriate transfer or other taxes paid;

         (d) each of the Applicants and Future Applicants shall at the time of the Proposed Transactions be an entity duly organized and validly existing and in good standing in the jurisdiction in which it is domiciled;

         (e) the Proposed Transactions shall have been duly authorized and approved, to the extent necessary, by any regulatory authorities or court having jurisdiction over the Proposed Transactions, and the Applicants and Future Applicants shall have obtained, and the Proposed Transactions will be consummated in accordance with, required approvals, authorizations, consents, certificates and orders of all state, local and federal commissions or regulatory authorities having jurisdiction over the Proposed Transactions or the Applicants or Future Applicants, and all such required approvals, authorizations, consents, certificates, orders and registrations shall remain in effect at the closing thereof, and without limiting the foregoing, the Proposed Transactions will comply with and be consummated in accordance with the laws, rules, regulations and regulatory orders of the Commonwealth of Pennsylvania;

         (f) the Commission shall have duly entered an appropriate order or orders granting and permitting the Application to become effective with respect to the Proposed Transactions;

         (g) the opinion set forth in paragraph 2(i) above with respect to the valid existence and good standing of the Delaware Applicants is based solely upon the Delaware Certificates;

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Securities and Exchange Commission
July 26, 2005
Page 5


         (h) we assume that, with respect to the opinion set forth in paragraph 2(ii) above, any stock issued by any Applicant shall satisfy the following requirements: (i) the stock will be issued in accordance with their respective charter or other constituent documents, (ii) sufficient shares of stock will be available for issuance, (iii) resolutions of the board of directors, managers or other applicable body authorizing the issuance of the shares of stock shall be properly adopted, (iv) that the Applicant shall receive legally sufficient consideration for such stock, (v) that once the purchase price of the stock has been paid holders of the stock shall not as a result of their ownership be subject to assessments under applicable law, (vi) the share certificates comply with applicable law and with the requirements of any stock exchange, (vii) the share certificates of the stock have been manually signed by one of the authorized officers of the transfer agent and registrar for the stock and registered by such transfer agent and registrar, and (viii) the consideration determined by the board of directors to be payable will have been received in full and that such consideration received satisfies the applicable state law and the requirements, if any, in the Applicant's charter or by-laws;

         (i) the opinion set forth in paragraph 4 above is limited to the rights of holders of securities created or arising under Opined on Law or any agreement or instrument governed by Opined on Law and we have assumed that the Proposed Transactions will not have an adverse effect on the holders of the Existing Transition Bonds (as defined in the Application);

         (j) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

         (k) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on each of the Proposed Transactions contemplated by the Application;

         (l) we do not express any opinion as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

         (m) we have assumed that the execution and delivery by the Applicants and Future Applicants of any documents entered into in connection with the Proposed Transactions and the performance by the Applicants and Future Applicants of their obligations under any of the Proposed Transactions does not and shall not conflict with, contravene, violate or constitute a default under


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Securities and Exchange Commission
July 26, 2005
Page 6


(i) any charter, by-law or other organizational document, (ii) any lease, indenture, instrument or other agreement to which the Applicants and Future Applicants or their property is or may be subject in the future, (iii) any law, rule or regulation to which the Applicants and Future Applicants are or may in the future be subject, (iv) any judicial, regulatory or administrative order or decree of any governmental authority, or (v) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority;

         (n) we express no opinion as to the enforceability of provisions in any guarantee agreement or the effect thereof on the opinions herein stated to the extent that any such guarantee agreement provides that the obligations of the Applicants or Future Applicants are absolute and unconditional irrespective of the value, genuineness, regularity or enforceability of such guarantee agreement;

         (o) with respect to the enforceability of obligations under any corporate document, contract, agreement, debt instrument or indenture entered into or that shall be entered into by the Applicants or Future Applicants in connection with the Proposed Transactions, we note that a U.S. federal court would award a judgment only in U.S. dollars and that a judgment of a court in the State of New York rendered in a currency other than the U.S. dollar would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of such judgment. We do not express any opinion as to the enforceability of the provisions of any such corporate document, contract, agreement, debt instrument or indenture to the extent that they directly or indirectly provide for indemnity by any party thereto against any loss in obtaining the currency due to such party under such documents from a court judgment in another currency;

         (p) we have assumed that any corporate document, contract, agreement, debt instrument or indenture in connection with the Proposed Transactions shall be governed by the laws of the State of New York and with respect to the enforceability of the choice of New York law provisions in any such corporate document, contract, agreement, debt instrument or indenture in connection with the Proposed Transactions, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law ss.ss. 5-1401 (McKinney 2001) and N.Y. CPLR 327(b) (McKinney 2001) and is subject to the qualifications that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought;

         (q) we have assumed, without independent investigation or verification of any kind, that the choice of New York law to govern any document, contract, agreement, debt instrument or indenture entered into or that shall be entered into by the Applicants or Future Applicants in connection with the Proposed


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Securities and Exchange Commission
July 26, 2005
Page 7


Transactions, is legal, valid and effective under the laws of all applicable jurisdictions, including the States of New York and Delaware;

         (r) a registration statement shall be filed by the Applicants or Future Applicants with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), and shall be declared effective prior to the issuance of any securities by the Applicants or Future Applicants in connection with the Transactions, or an exemption from registration shall be applicable under the Securities Act with respect to the issuance or sale of securities in connection with the Proposed Transactions;

         (s) we have assumed that the Proposed Transactions shall comply with all applicable laws;

         (t) we have assumed the due execution and delivery by the parties to any contract, agreement, debt instrument or indenture in connection with the Proposed Transactions and, the validity and binding effect thereof on such parties;

         (u) the consummation of the Proposed Transactions shall be conducted under our supervision and all legal matters incident thereto shall be satisfactory to us, including the receipt in satisfactory form of opinions of other counsel qualified to practice in jurisdictions in which we are not admitted to practice, as we may deem appropriate;

         (v) we have assumed that the agreements in connection with the Proposed Transactions identified in Exhibits B-1, B-2, B-3 and B-4 attached to the Application are executed and delivered in the form examined by us; and

         (w) we have assumed that none of the properties or other assets that are the subject of the Proposed Transactions are or will be subject to any mortgage, encumbrance, lien or security interest.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Application. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.


                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP

                                              DLA Piper Rudnick Gray Cary US LLP
                                              The Marbury Building
                                              6225 Smith Avenue
                                              Baltimore, Maryland 21209-3600
                                              T 410.580.3000
                                              F 410.580.3001
                                              W www.dlapiper.com



                                      July 25, 2005



                  Securities and Exchange Commission
                  Office of Public Utility Regulation
                  450 Fifth Street, N.W.
                  Washington, D.C.  20549

         Re:      Application/Declaration of Allegheny Energy, Inc., et al. in
                  ------------------------------------------------------------
                  File No. 70-10278
                  -----------------

                  Ladies and Gentlemen:

         We have acted as special Maryland counsel to each of Allegheny Energy, Inc., a Maryland corporation (the "Allegheny"), and Allegheny Energy Service Corporation, a Maryland corporation and subsidiary of Allegheny ("AES", and together with Allegheny, the "Applicants"), in connection with the application/declaration (the "Application") filed with the Securities and Exchange Commission (the "Commission") on January 14, 2005, as amended, by Allegheny and certain of its subsidiaries, including, West Penn Power Company, a Pennsylvania corporation, West Penn Funding Corporation, a Delaware corporation, West Penn Funding LLC, a Delaware limited liability company, and AES, in File No. 70-10278 under the Public Utility Holding Company Act of 1935, as amended (the "Act"). This opinion is being provided at your request in connection with the filing of the Application. Among other matters, the Application seeks authority for a subsidiary of West Penn Funding Corporation to issue transition bonds.


         In our capacity as special Maryland counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

         (a) The Application.

         (b) A short-form good standing certificate for each of the Applicants, dated a recent date, issued by the State Department of Assessments and Taxation of Maryland.

         (c) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

         In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. In making our examination of documents executed by parties other than the Applicants, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties.

         Based on the foregoing, and subject to the additional assumptions, qualifications and limitations below, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of opinion that each of the Applicants is validly incorporated, duly existing and in good standing under the laws of the State of Maryland.

         In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

         (a) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland. Without limiting the generality of the foregoing sentence, we express no opinion as to compliance with or the applicability or effect of the Act.

         (b) This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

         (c) We express no opinion as to compliance with the securities (or "blue sky") laws of any jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Application. This opinion is being furnished to you for your benefit and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Applicant, in connection with Application) without our prior written consent.


                                                         Very truly yours,

                                    /s/ DLA Piper Rudnick Gray Cary US LLP

                                  July 26, 2005



Securities and Exchange Commission
Office of Public Utility Regulation
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:  Allegheny Energy, Inc.:  File No. 70-10251

Ladies and Gentlemen:

         We have acted as special Pennsylvania counsel to Allegheny Energy, Inc., a Maryland corporation ("Allegheny Energy"), in connection with the
                               ----------------
application/declaration filed on January 14, 2005 and subsequently amended, by Allegheny Energy and certain of its subsidiaries, including West Penn Power Company, a Pennsylvania corporation ("West Penn"), under the Public Utility
                                      ---------
Holding Company Act of 1935, as amended (the "Act"), in File No. 70-10278 (the
                                              ---
"Application"), pursuant to which Allegheny Energy, West Penn and the other
 -----------
applicants (collectively, the "Applicants") request an order of the Securities
                               ----------
and Exchange Commission (the "Commission") under Sections 6(a), 7, 12(b) and
                              ----------
12(f) of the Act to engage in a series of transactions relating to the securitization of certain Competitive Transition Charges (as defined in the Application) payable to West Penn (the "Transactions"). We are delivering this
                                        ------------
opinion letter to you at Allegheny Energy's request in our capacity as special Pennsylvania counsel. Our role with respect to the Application has been limited to delivering this opinion letter to you.

         In connection with rendering the opinion set forth below, we have examined and relied on certificates of and telephonic conversations with public officials. We have not independently established any of the facts so relied on.

         In connection with rendering the opinion set forth below, we have made such investigation as we have deemed appropriate. We have examined and relied exclusively on an email from Corporation Service Company dated July 26, 2005 regarding West Penn's good standing in the Commonwealth of Pennsylvania. We have not independently established any of the facts so relied on.

         For the purposes of this opinion letter, we have made the assumptions that are customary in opinion letters of this kind, including the assumptions that each document submitted to us is accurate and complete, that each such document that is an original is authentic, that each such document that is a copy conforms to an authentic original and that all signatures (other than signatures on behalf of Allegheny Energy or West Penn) on each such document are genuine. We have further assumed the legal capacity of natural persons.

         The opinion expressed in this opinion letter is limited to the law of the Commonwealth of Pennsylvania, other than its law relating to choice of law.

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Securities and Exchange Commission
Office of Public Utility Resources
July 26, 2005
Page 2

We are not opining on, and we assume no responsibility with respect to, the applicability to or effect on any of the matters covered herein of the laws of any other jurisdiction, or the laws of any county, municipality or other political subdivision or local governmental agency or authority.

         Based on the foregoing, and subject to the foregoing and the additional qualifications and other matters set forth below, it is our opinion that West Penn is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

         We are not opining as to factual matters, and are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of any information contained in the Application and have not made independent investigation of that information.

         We are furnishing this opinion letter to you solely in connection with the Application. You may not rely on this opinion letter in any other connection, and it may not be furnished to or relied upon by any other person for any purpose, without our specific prior written consent.

         The foregoing opinion is rendered as of the date of this opinion letter. We assume no obligation to update or supplement this opinion letter to reflect any change of law or fact that may occur. We hereby consent to the filing of this opinion letter as an Exhibit to the Application.


                                 Yours truly,

                                 /s/ Kirkpatrick & Lockhart Nicholson Graham LLP

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